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                                                                     EXHIBIT 11
                           WYNDHAM HOTEL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              YEAR ENDED DECEMBER 31
                                                                          -------------------------------
                                                                              1995               1996
                                                                          -------------     -------------
Primary Earnings Per Share:

Number of Shares:
   Common stock                                                                       -            20,018
   Pro forma common stock                                                        20,018                 -
   Assumed exercise of stock options*                                                 -                 -
                                                                          -------------     -------------

                                                                                 20,018            20,018
                                                                          =============     =============

Income before extraordinary item..................................        $       7,949     $      25,097
Pro forma income tax adjustment (unaudited).......................               (3,140)              N/A
Extraordinary items...............................................                    -            (1,131)
                                                                          -------------     -------------

Historical net income as adjusted.................................        $       4,809     $      23,966
                                                                          =============     =============

Earnings per share:
   Income before extraordinary item...............................                  N/A     $        1.26
   Pro forma income tax adjustment (unaudited)....................        $        0.24     $         N/A
   Extraordinary item.............................................                    -             (0.06)
                                                                          -------------     -------------

   Historical net income as adjusted..............................        $        0.24     $        1.20
                                                                          =============     =============

Fully Diluted Earnings per Share:

Number of shares:
   Common stock...................................................                    -            20,018
   Pro form common stock..........................................               20,018                 -
   Assumed exercise of stock options*                                                 -                 -
                                                                          -------------     -------------

                                                                                 20,018            20,018
                                                                          =============     =============

Income before extraordinary item..................................        $       7,949     $      25,097
Pro forma income tax adjustment (unaudited).......................               (3,140)              N/A
Extraordinary item................................................                    -            (1,131)
                                                                          -------------     -------------

Historical net income as adjusted.................................        $       4,809     $      23,966
                                                                          =============     =============

Earnings per share:
   Income before extraordinary item                                                 N/A     $        1.26
   Pro forma income tax adjustment (unaudited)                            $        0.24               N/A
   Extraordinary items                                                                -             (0.06)
                                                                          -------------     -------------

   Historical net income as adjusted                                      $        0.24     $        1.20
                                                                          =============     =============

* Dilution from assumed exercise of stock options for 1996 is less than 3 percent of earnings per common share outstanding, and has not been included in the calculation.